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Exhibit 99.1

[EPIQ Systems, Inc. Logo]	News Release
For more information: Mary Adams, Director of Investor Relations Telephone: 913-621-9500 Website: www.epiqsystems.com

EPIQ Systems, Inc. Reports Record Third Quarter Results
Company Raises Earnings Guidance for Fiscal Year

Note: A telephone conference call and web cast will be held at 3:30 central time today (October 20, 2003) to further discuss this announcement. The toll-free dial in number for this call is 1-800-473-6123. This call can also be accessed by going to the company's website at www.epiqsystems.com. A supplemental slide presentation is being offered from the website. A digital replay of the call will be available until December 1, 2003 by dialing 1-877-519-4471 (pass code: 4259318). The archived web cast will also be available on the company's website.

        Kansas City, KS (October 20, 2003)—EPIQ Systems, Inc. (NASDAQ: EPIQ) today announced record results of operations for the third quarter with quarterly revenue growth of 95% versus prior year, which includes results from the acquisition of Bankruptcy Services LLC (BSI) effective January 31, 2003. The company is raising GAAP net income per diluted share earnings guidance from $0.72 to $0.74 for the full fiscal year.

        For the three months ended September 30, 2003, EPIQ Systems reported revenues of $18.9 million compared to $9.7 million in the third quarter of last year. For the nine-month period, revenues increased 84% to $51.1 million from $27.8 million last year.

        Net income per diluted share increased 62% to $0.21 for the quarter. Net income for the quarter of $3.9 million compared to $1.9 million for the same period the prior year includes $615 thousand and $83 thousand, respectively, of amortization of acquisition related intangibles, net of tax. For the nine-month period, net income per diluted share increased 42% to $0.54. Diluted weighted average shares of 18.391 million were outstanding for the quarter and 18.262 million were outstanding for the nine-month period.

        Financial highlights for the quarter-ended September 30, 2003, compared to the same period last year included:

  •
  Revenue increased 95% to $18.9 million from $9.7 million the previous year. Revenues for bankruptcy services were $18.4 million, an increase of 100%, and revenues for infrastructure software were $535 thousand, a 7% increase;

  •
  Gross profit was $12.8 million compared to $6.7 million and the gross profit margin was 67.8% compared to 68.6%;

  •
  Operating income was $6.5 million for the quarter versus $3.0 million for the same period the prior year. The operating margin was 34.2% compared to 31.1%. Operating income included $1.0 million of acquisition related intangible amortization expense compared to the third quarter last year which had $133 thousand of acquisition related intangible amortization expense;

  •
  Net income was $3.9 million compared to $1.9 million. Net income per diluted share was $0.21 compared to $0.13;

  •
  Non-GAAP adjusted net income (net income plus after-tax amortization of acquisition related intangibles and after-tax acquisition related expenses) was $4.5 million compared to $2.4 million. A reconciliation statement is attached.

        Financial highlights for the nine-months ended September 30, 2003, compared to the same period last year included:

  •
  Revenue growth of 84% to $51.1 million from $27.8 million. Revenues for bankruptcy services were $49.5 million, an increase of 88%, and revenues for infrastructure software were $1.6 million, a 9% increase;

  •
  Gross profit was $35.0 million compared to $18.8 million for the same period last year and the gross profit margin was 68.6% compared to 67.7%;

  •
  Operating income was $16.4 million for the nine-month period versus $8.8 million for the prior year. The operating margin was 32.1% for this nine-month period and 31.7% for the same period last year. Operating income included $2.7 million of acquisition related intangible amortization expense compared to the same period last year which had $366 thousand of acquisition related intangible amortization expense;

  •
  Net income was $9.8 million compared to $5.6 million for the previous nine-month period. Net income per diluted share was $0.54 compared to $0.38;

  •
  Non-GAAP adjusted net income (net income plus after-tax amortization of acquisition related intangibles and after-tax acquisition related expenses) for the nine-month period was $12.4 million compared to $6.2. A reconciliation statement is attached.

        Recent key events include:

  •
  The company was ranked #56 on Forbes 200 Best Small Companies. This is the fourth consecutive year that EPIQ Systems has been included on the Forbes list.

  •
  EPIQ Systems was added to the S&P SmallCap 600 Index after the close of trading on August 19, 2003.

  •
  Effective April 1, 2004, EPIQ Systems' exclusive marketing arrangement with Bank of America will convert to a non-exclusive arrangement through September 30, 2006, allowing the company to extend its distribution reach and evaluate new partnership opportunities with additional banks.

  •
  At the recent meeting of the National Association of Bankruptcy Trustees, the company demonstrated the ninth major release of TCMS®, it market-leading software for Chapter 7 case administration and announced the development of TCMS® Web—a new web-based case management software application for Chapter 7 bankruptcy. Both products are scheduled for general availability in early 2004.

  •
  Total bankruptcy filings for the quarter ended June 30, 2003 reached a record of 440,000, an increase of 10% over the same period last year. Consumer debt increased by $14.3 billion from June 30, 2003 to August 31, 2003. As of August, consumer debt increased each month for five consecutive months, according to the Federal Reserve.

        Tom Olofson, chairman and CEO and Chris Olofson, president and COO commented, "We are pleased to report record financial performance and to once again raise our guidance for full year 2003 results. Our overall bankruptcy business continues to be very strong with debt in the economy continuing to be at record levels. Our Chapter 11 business is performing above expected targets and we look forward to finalizing additional banking relationships in the Chapter 7 bankruptcy market. We anticipate a strong fourth quarter and we expect to carry that momentum into 2004".

NOTE ON FORWARD-LOOKING STATEMENTS:    This news release and the related investor call/web cast contain or will contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, included those relating to the possible or assumed future results of operations and financial condition of the Company. Because those statements are subject to a number of risks, actual results may differ materially from those expressed or implied. These risks include (1) any material changes in our total number of bankruptcy trustees and bankruptcy cases, (2) any material changes in our Chapter 7 deposits, the services required by our Chapter 11 or Chapter 13 cases, or the number of cases processed by our Chapter 13 trustee customers, (3) changes in the number of bankruptcy filings each year, (4) our reliance on and the recent changes to our marketing arrangement and pricing arrangements with Bank of America for Chapter 7 revenue, (5) changes in bankruptcy legislation, (6) risks associated with the integration of acquisitions into our existing business operations, including the BSI acquisition, and (7) other risks detailed from time to time in our SEC filings, including our Form 10-K for 2002. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligations to update any forward-looking statements contained herein to reflect future events or developments.

(Tables follow)

EPIQ SYSTEMS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
OPERATING REVENUES:
Bankruptcy case management fees	$9,124	$6,031	$29,338	$20,756
Bankruptcy professional services	9,251	3,171	20,196	5,575
Infrastructure software	535	500	1,573	1,443

Total Operating Revenues	18,910	9,702	51,107	27,774

COST OF SALES:
Cost of products and services	4,910	1,805	12,374	5,396
Depreciation and amortization	1,187	1,246	3,691	3,566

Total Cost of Sales	6,097	3,051	16,065	8,962

GROSS PROFIT	12,813	6,651	35,042	18,812

OPERATING EXPENSES:
General and administrative	5,106	2,753	13,843	8,633
Depreciation	218	181	589	438
Amortization—intangibles	1,013	133	2,745	366
Acquisition related	—	570	1,485	570

Total Operating Expenses	6,337	3,637	18,662	10,007

INCOME FROM OPERATIONS	6,476	3,014	16,380	8,805

INTEREST INCOME (EXPENSE):
Interest income	49	146	219	396
Interest expense	(52)	(84)	(149)	(124)

Net Interest Income (Expense)	(3)	62	70	272

INCOME BEFORE INCOME TAXES	6,473	3,076	16,450	9,077
PROVISION FOR INCOME TAXES	2,547	1,164	6,604	3,436

NET INCOME	$3,926	$1,912	$9,846	$5,641

EARNINGS PER SHARE—DILUTED	$0.21	$0.13	$0.54	$0.38

WEIGHTED AVERAGE SHARES—DILUTED	18,391	15,002	18,262	14,975

EPIQ SYSTEMS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2003
(In thousands)
(Unaudited)

ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$24,195
Accounts receivable, trade	12,824
Other current assets	2,068

Total Current Assets	39,087
PROPERTY AND EQUIPMENT, NET	12,620
SOFTWARE DEVELOPMENT COSTS, NET	5,225
GOODWILL	68,014
INTANGIBLE ASSETS	18,178
OTHER ASSETS	67

TOTAL ASSETS	$143,191

LIABILITIES AND STOCKHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$2,323
Accrued expenses	2,831
Income taxes payable	127
Deferred revenue	975
Other current liabilities	822

Total Current Liabilities	7,078
DEFERRED REVENUE	36
DEFERRED ACQUISITION PRICE (LESS CURRENT PORTION)	3,066
DEFERRED INCOME TAXES	2,761

Total Liabilities	12,941
STOCKHOLDERS' EQUITY	130,250

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$143,191

EPIQ SYSTEMS, INC. AND SUBSIDIARY
RECONCILIATION OF NET INCOME
TO NON-GAAP ADJUSTED NET INCOME
(In thousands)
(Unaudited)

	THREE-MONTHS ENDED SEPTEMBER 30,
	2003	2002
NET INCOME	$3,926	$1,912
Plus (net of tax):
Amortization of acquisition intangibles	615	83
Acquisition-related expenses	—	355

	615	438

NON-GAAP ADJUSTED NET INCOME	$4,541	$2,350

	NINE-MONTHS ENDED SEPTEMBER 30,
	2003	2002
NET INCOME	$9,846	$5,641
Plus (net of tax):
Amortization of acquisition intangibles	1,644	228
Acquisition-related expenses	890	355

	2,534	583

NON-GAAP ADJUSTED NET INCOME	$12,380	$6,224

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  Exhibit 99.1
EPIQ Systems, Inc. Reports Record Third Quarter Results Company Raises Earnings Guidance for Fiscal Year
EPIQ SYSTEMS, INC. AND SUBSIDIARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share and per share data) (Unaudited)
EPIQ SYSTEMS, INC. AND SUBSIDIARY CONDENSED CONSOLIDATED BALANCE SHEET SEPTEMBER 30, 2003 (In thousands) (Unaudited)
EPIQ SYSTEMS, INC. AND SUBSIDIARY RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED NET INCOME (In thousands) (Unaudited)